UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2005

The Majestic Star Casino, LLC
The Majestic Star Casino Capital Corp.
(Exact name of Registrant as Specified in its Charter)

Indiana Indiana (State or Other Jurisdiction of Incorporation)	333-06489 (Commission File Number)	43-1664986 35-2100872 (IRS Employer Identification No.)
301 Fremont Street, 12th Floor

Las Vegas, Nevada 89101

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (702) 388-2224

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

 On November 23, 2005, the Audit Committee of the Board of Directors of The Majestic Star Casino, LLC appointed Ernst & Young LLP (“E&Y”) as the Company’s new independent registered public accounting firm, effective immediately. During the Company’s two most recent years ended December 31, 2004, and December 31, 2003, and through November 23, 2005, neither the Company nor anyone acting on its behalf consulted with E&Y regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

A copy of the press release issued by the Company announcing the appointment of E&Y is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Press release dated November 23, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 23, 2005 THE MAJESTIC STAR CASINO, LLC

By:  /s/ Jon S. Bennett
Jon S. Bennett, Vice President and Chief Financial Officer

THE MAJESTIC STAR CASINO CAPITAL CORP.

By:  /s/ Jon S. Bennett
Jon S. Bennett, Vice President and Chief Financial Officer

EXHIBIT INDEX

Number Description

99.1	Press release dated November 23, 2005